Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-42605) of Asset Investors Corporation of our reports (a) date January 29, 1999, with respect to the consolidated financial statements and schedules of Asset Investors Corporation and (b) dated January 29, 1999 with respect to the financial statements and schedules of Commercial Assets, Inc., both of which are included in this Annual Report (Form 10-K/A Amendment No. 1) for the year ended December 31, 1998.

                                                           /s/ Ernst & Young LLP

Denver, Colorado
March 1, 2000